                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ----------

                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


                               December 22, 1997
                       --------------------------------
                       (Date of earliest event reported)


                       Capital One Financial Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                    1-13300            54-1719854
------------------------------       ----------------    -------------------
   (State of incorporation           (Commission File     (IRS Employer
       or organization)                   Number)        Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                              22042
---------------------------------------                           ---------
(Address of principal executive offices)                          (Zip Code)


         Registrant's telephone number, including area code:  (703) 205-1000


                               Page 1 of 4 Pages
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Item 5.  Other Events.
         ------------

     1997 and 1998 Earnings Expectations
     -----------------------------------

     Capital One Financial Corporation (the "Company") has revised upwards its previous earnings target for the year ending December 31, 1997. The Company now expects earnings per share for the year ending December 31, 1997 to increase by 20% over earnings per share for the year ending December 31, 1996. The Company also reaffirmed its target for earnings per share for the year ending December 31, 1998 to increase by 20% over 1997 earnings.

     The Company cautions readers that (i) its current expectations for earnings are forward-looking statements, (ii) any forward looking information is not a guarantee of future performance, and (iii) actual results could differ materially. Among the factors that could cause actual results to differ materially are the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; changes in the number of delinquent accounts; an increase in credit losses (including increases due to a worsening of general economic conditions); difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including associate and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and other factors listed from time to time in the Company's SEC reports, including, but not limited, to the Annual Report on Form 10-K for the year ended December 31, 1996 (Part I, Item 1, Cautionary Statements) and the Quarterly Report for the period ended September 30, 1997 (Part I, Item 2, Business Outlook).


                              Page 2 of 4 Pages
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     New Compensation Program
     ------------------------

     On December 18, 1997, the Company's Board of Directors approved a compensation program under which senior management gives up future cash compensation in exchange for stock options. Under this new program, the Company's two top executives have agreed to give up all salary through 2000, in exchange for a one-time option grant. This new program is in addition to the 1995 compensation plan, in which they gave up all cash bonuses, annual stock option grants and supplemental executive retirement plan benefits through 1999.

     Richard Fairbank, the Company's Chairman and Chief Executive Officer, will receive an option to purchase 411,453 shares and Nigel Morris, the Company's President and Chief Operating Officer, will receive an option to purchase 274,302 shares of the Company's common stock. These options will vest only if the stock price equals or exceeds $ 84.00 per share on or before the third anniversary of the grant date (December 18, 2000). For this vesting criteria, the stock price must be at or above $84.00 on at least ten trading days in any thirty calendar-day period. The options also vest immediately upon any change of control of the Company that occurs on or before December 18, 2000. In the event that these options do not meet this vesting criteria on or before December 18, 2000, the options will terminate.

     The Board also approved a program under which the Company's top managers will be able to elect to forego up to 50 percent of their annual cash bonuses for the next three years, in exchange for stock options. Under this program, the next two levels of executives (22 executives, excluding Messrs. Fairbank and Morris) will receive grants with the vesting criteria that mirrors the grant to Messrs. Fairbank and Morris. Other senior managers (63 in total) will be granted options that vest in full on the third anniversary of the grant date (December 18, 2000). Under this program, options to purchase up to a total of 809,873 shares could be awarded. The options also vest immediately upon any change of control of the Company that occurs on or before December 18, 2000. Executives will have until January 9, 1998 to make their elections.

     The purchase price for all the shares under these option grants is $48.75 per share, based on the average of the high and low of the Company's common stock on December 18, 1997. These one-time grants are subject to stockholder approval of an increase under the Company's 1994 Stock Incentive Plan of a sufficient number of shares to accommodate these stock option grants.


                               Page 3 of 4 Pages
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            CAPITAL ONE FINANCIAL CORPORATION

     Dated:  December 22, 1997              By:  /s/ James M. Zinn
                                               -------------------
                                                 James M. Zinn
                                                 Senior Vice President and
                                                    Chief Financial Officer


                               Page 4 of 4 Pages